United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

MyECheck, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51977	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1190 Suncast Lane, Suite 5
El Dorado Hills, CA 95762
(Address of principal executive offices with zip code)

(916) 939-3241
(Registrant's telephone number, including area code)

916 West Broadway St.
Vancouver, British Columbia, V5Z 1K7

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Information to be included in the report

Item 2.01 Completion of Acquisition or Disposition of Assets.

As of March 14, 2008, the merger (“Merger”) between MyECheck, Inc. (a Nevada corporation) (“Surviving Corporation”) and MyECheck, Inc. (a Delaware corporation) (“Target”) was effective. The disclosures relating to the Merger included in the Reports on Form 8-K filed by the Surviving Corporation on February 7, 2008, February 19, 2008, February 25, 2008 and February 29, 2008 (amendment) are incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 2.01 for the disclosures relating to the Merger. As a result of the Merger, the executives and board of directors of the Target will become the executives and the board of directors of the Surviving Corporation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 2.01 for the disclosures relating to the Merger. As a result of the merger, the Surviving Corporation will adopt Target’s fiscal year end of December 31 in each year.

Section 5.06 -Change in Shell Company Status.

See Item 2.01 for the disclosures relating to the Merger.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: MyECheck, Inc..

Signed: /s/ Ed Starrs

Name: Ed Starrs

Title: President and Chief Executive Officer

Date: March 14, 2008

Exhibit Index

Exhibit No. Description

EX 10	Amended and Restated Merger Agreement (previously filed).